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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report  (Date of earliest event reported)         September 24, 2001
                                                    ----------------------------

                             VendingData Corporation
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               (Exact name of Registrant as specified in charter)

                                     Nevada
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                 (State or other jurisdiction of incorporation)

        000-25855                                       91-1696010
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(Commission File Number)                     (IRS Employee Identification No.)

                  6830 Spencer Street, Las Vegas, Nevada 89119
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code         (702) 733-7195
                                                       -------------------------

                                 Not Applicable
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          (Former name or former address, if changed since last report)

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ITEM 5.    OTHER EVENTS

         On September 24, 2001, all rights that the Company issued to California residents for the purchase of the Company's $.001 par value common stock ("Common Stock") through the Company's Registration Statement on Form S-3 (File No. 333-64012), as declared effective on July 13, 2001, expired. As of September 24, 2001, rightsholders had purchased a total of 8,566,584 shares of Common Stock. Rightsholders applied a total of $1,891,631.40 in amounts payable under short-term notes or bridge loans toward the purchase price of the rights shares, and the Company received a total of $1,106,672.80 in cash proceeds from the exercise of the rights.

         On October 5, 2001, the Company's standby purchaser, James E. Crabbe, a director and the Company's controlling stockholder and Chairman of the Board of Directors, purchased 1,894,118 shares of Common Stock. Mr. Crabbe tendered the purchase price, $662,941.30, in cash.

         As of October 5, 2001, rights for the purchase of all 26,869,770 shares offered in the rights offering had been purchased.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of Businesses Acquired.

                  Not Applicable.

(b)      Pro Forma Financial Information.

                  Not Applicable.

         (c)      Exhibits.

                  Not Applicable.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       VENDINGDATA CORPORATION



Date:        October 5, 2001           By: /s/ Stacie L. Brown
                                           -------------------------------------
                                           Stacie L. Brown, Attorney-In-Fact for
                                              Steven J. Blad
                                           Its: President and Chief Executive
                                              Officer